MAST0307 (preliminary structure)        30 year       5.2's         Date:07/15/2003          10:33:56

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Tranche Name	Bal (MM)	Coupon	Payment Window	Aver. Life	Tx Yr	Spread bp	Yield	Price %	Description	Day Deal% Del

AL at 250 PSA

GROUP4:
4A5	10,175,430	5.25000	8/03- 1/14	3.89	3	24	2.30
4A13	9,800,000	2.62000	8/03- 1/14	3.89	3	24	2.22
4A14	4,200,000	11.38667	8/03- 1/14	3.89	3	24	0.95
4A15	14,000,000	2.90000	8/03- 1/14	3.89	3	24	3.17
4A16	5,377,778	10.93388	8/03- 1/14	3.89	3	24	1.224
4A17	622,222	9.00000	8/03- 1/14	3.89	3	24	0.144
4A11	2,000,000	5.25000	8/03- 1/14	3.89	3	24	0.45
4A9	3,000,000	5.50000	8/03- 1/14	3.89	3	24	0.68
4A10	3,000,000	5.00000	8/03- 1/14	3.89	3	24	0.68
4A6	3,933,043	5.25000	1/14- 1/17	11.90	10	24	0.89
4A12	2,000,000	5.25000	1/14- 1/17	11.90	10	24	0.45
4A7	2,803,527	5.25000	1/17- 5/33	18.31	30	24	0.63
4A19	3,365,000	5.50000	1/17- 5/33	18.31	30	24	0.76
4A18	3,365,000	5.00000	1/17- 5/33	18.31	40	24	0.76
4A20	26,758,000	5.25000	8/03- 3/16	4.48	4	24	6.05
4A28	11,250,000	2.43000	8/03- 3/16	4.48	4	24	2.54
4A29	3,750,000	13.71000	8/03- 3/16	4.48	4	24	0.85
4A25	10,500,000	2.75000	8/03- 3/16	4.48	4	24
4A26	3,916,667	11.39362	8/03- 3/16	4.48	4	24	0.894
4A27	583,333	9.00000	8/03- 3/16	4.48	4	24	0.134
4A30	2,003,424	2.60000	8/03- 3/16	4.48	4	24	0.45
4A31	2,996,576	7.02171	8/03- 3/16	4.48	4	24	0.68
4A23	6,000,000	5.25000	8/03- 3/16	4.48	4	24	1.36
4A21	8,241,000	5.25000	3/16- 8/25	16.27	30	24	1.86
4A24	3,000,000	5.25000	3/16- 8/25	16.27	30	24	0.68
4A22	2,001,000	5.25000	8/25- 5/33	25.00	30	24	0.45

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.